UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2019

FS Investment Corporation IV

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01151 (Commission File Number)	47-3258730 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Ambler Funding Revolving Credit Facility

On November 22, 2019, Ambler Funding LLC, or Ambler Funding, the wholly owned, special purpose financing subsidiary of FS Investment Corporation IV, or FSIC IV, entered into a Loan and Security Agreement with Ally Bank, as administrative agent and arranger, Wells Fargo Bank, N.A., as collateral administrator and collateral custodian, and the lenders from time to time party thereto, or the Ambler Funding Revolving Credit Facility. The Ambler Funding Revolving Credit Facility provides for borrowings in U.S. dollars in an initial aggregate amount of up to $200,000,000, with an option for Ambler Funding to elect at one or more times, subject to certain conditions, including the consent of Ally Bank, to increase the maximum committed amount up to $250,000,000.

The revolving period during which Ambler Funding is permitted to borrow, repay and re-borrow advances will terminate on November 22, 2022. Advances under the Ambler Funding Revolving Credit Facility are subject to satisfaction of certain conditions, including maintenance of the required borrowing base. Any amounts borrowed under the Ambler Funding Revolving Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on November 22, 2024.

Borrowings under the Ambler Funding Revolving Credit Facility accrue interest at a rate per annum equal to one-month LIBOR (subject to a 0% floor) plus a spread of  2.25%, payable quarterly in arrears. In addition, Ambler Funding will pay, after an initial 3-month ramp-up period, a non-usage fee ranging from 0.50% to 0.85% per annum on the average daily unborrowed portion of the committed facility amount, payable quarterly in arrears. Ambler Funding will also pay an annual administration fee to the administrative agent.

In connection with the Ambler Funding Revolving Credit Facility, Ambler Funding has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition, after an initial specified period, Ambler Funding must maintain an adjusted interest coverage ratio of at least 150%, measured as of the end of each fiscal month.

The Ambler Funding Revolving Credit Facility contains events of default customary for similar financing transactions of this type. Upon the occurrence of an event of default, Ally Bank may terminate the commitments and declare the outstanding advances and all other obligations under the Ambler Funding Revolving Credit Facility immediately due and payable. During the continuation of an event of default, Ambler Funding must pay interest at a default rate.

Ambler Funding’s obligations to the lenders under the Ambler Funding Revolving Credit Facility are secured by a first priority security interest in substantially all of the assets of Ambler Funding, including its portfolio of debt securities; and a pledge by FSIC IV of the equity of Ambler Funding. The obligations of Ambler Funding under the Ambler Funding Revolving Credit Facility are non-recourse to FSIC IV; and FSIC IV’s exposure under the Ambler Funding Revolving Credit Facility is limited to the value of FSIC IV’s investment in Ambler Funding and the equity of Ambler Funding.

The foregoing description of the Ambler Funding Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of November 22, 2019, by and among Ambler Funding LLC, as borrower, Ally Bank, as administrative agent and arranger, Wells Fargo Bank, N.A., as collateral administrator and collateral custodian, and the lenders from time to time party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation IV

Date:	November 26, 2019	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Loan and Security Agreement, dated as of November 22, 2019, by and among Ambler Funding LLC, as borrower, Ally Bank, as administrative agent and arranger, Wells Fargo Bank, N.A., as collateral administrator and collateral custodian, and the lenders from time to time party thereto.